Exhibit 10.3

ACCESSION DEED

To:	ING BANK N.V., SINGAPORE BRANCH as Agent and Security Agent

From:	iGATE TECHNOLOGIES (CANADA) INC. and PAN-ASIA iGATE SOLUTIONS

Dated:	May 2014

Dear Sirs

Pan-Asia iGATE Solutions – Facilities Agreement

dated 22 November 2013, as amended and restated from time to time (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This deed (the “Accession Deed”) shall take effect as an Accession Deed for the purposes of the Facilities Agreement. Terms defined in the Facilities Agreement have the same meaning in paragraphs 1, 2 and 3 of this Accession Deed unless given a different meaning in this Accession Deed.

2.	iGate Technologies (Canada) Inc. agrees to become an Additional Loan Party and to be bound by the terms of the Facilities Agreement and the other Finance Documents as an Additional Loan Party pursuant to Clause 27.2 (Additional Loan Parties) of the Facilities Agreement. iGate Technologies (Canada) Inc. is a corporation duly incorporated under the laws of the Province of Ontario, Canada and its Ontario corporation number is 002291344.

3.	iGate Technologies (Canada) Inc.’s administrative details for the purposes of the Facilities Agreement are as follows:

Address:	iGATE Technologies Canada Inc.
2425 Matheson Blvd East, Suite 401
Mississauga, ON
L4W 5K4

Fax No.:	905-290-3022

Attention:	Mr. Suresh Nair

4.	This Accession Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS ACCESSION DEED has been signed on behalf of the Security Agent, signed on behalf of the Borrower and executed as a deed by iGate Technologies (Canada) Inc. and is delivered on the date stated above.

SIGNED as a DEED by	)
iGATE TECHNOLOGIES (CANADA) INC.	)
acting by	)

Director

Witness’s signature

Name

Address

The Borrower

PAN-ASIA iGATE SOLUTIONS

By:

The Security Agent

ING BANK N.V., SINGAPORE BRANCH

By:

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